UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 17, 2010

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Credit Agreement

On December 17, 2010 (the “Closing Date”), Darling International Inc. (“Darling”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of Montreal acting under its trade name BMO Capital Markets, as Syndication Agent, and PNC Bank, N.A. and Goldman Sachs Bank USA, as Documentation Agents.

The Credit Agreement provides for senior secured credit facilities (the “Senior Secured Facilities”) in the aggregate principal amount of $625 million comprised of a five-year revolving loan facility of $325 million (approximately $75 million of which will be available for a letter of credit sub-facility and $15 million of which will be available for a swingline sub-facility) and a six-year term loan facility of $300 million.  The Company used the proceeds of the term loan facility and a portion of the revolving loan facility to pay a portion of the consideration of its acquisition of Griffin Industries, Inc. (“Griffin”), a provider of value-added rendering, bakery waste and cooking oil recycling services in the southeast United States, as described in Item 2.01 of this Current Report on Form 8-K (this “Current Report”), to pay related fees and expenses, to refinance certain existing indebtedness and to provide for working capital needs and general corporate purposes. Immediately following the Closing Date, the amount outstanding under the loans made under the Credit Agreement was approximately $480 million.

Interest Rate. The interest rate for any borrowings under the (a) term loan facility is LIBOR plus 3.50% or base rate plus 2.50% and (b) the revolving facility is variable based upon Darling’s consolidated total leverage ratio and range from LIBOR plus 2.25% to 3.50% or base rate plus 1.25% to 2.50%.

Repayment. Commencing on the last day of the first full fiscal quarter ended after the Closing Date, the term loan is repayable in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the term loan facility.  The balance of the term loan will be repayable at its maturity.

Representations; Covenants; Events of Default. The Credit Agreement contains various customary representations and warranties by Darling and its subsidiaries, which include customary use of materiality, material adverse effect and knowledge qualifiers.  The Credit Agreement also contains (a) certain affirmative covenants that impose certain reporting and/or performance obligations on Darling and its subsidiaries, (b) certain negative covenants that generally prohibit, subject to various exceptions, Darling and its subsidiaries from taking certain actions, including, without limitation, incurring indebtedness, making investments, incurring liens, paying dividends, and engaging in mergers and consolidations, sale leasebacks and sales of assets, (c) financial covenants such as a maximum total leverage ratio and a minimum fixed charge coverage ratio and (d) customary events of default (including a change of control). Obligations under the Senior Secured Facilities may be declared due and payable upon the occurrence of such customary events of default.

Security Agreement. Pursuant to that certain Security Agreement, dated as of December 17, 2010 (the “Security Agreement”), by and among Darling, its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as administrative agent, the Senior Secured Facilities are secured, subject to certain exceptions, by a perfected first priority security interest in all tangible and intangible assets of Darling and certain of its subsidiaries and a pledge of 100% of the stock of all material domestic subsidiaries and 65% of the capital stock of certain foreign subsidiaries.

Guaranty. Pursuant to a Guaranty Agreement, dated as of December 17, 2010 (the “Guaranty Agreement”), the Senior Secured Facilities are guaranteed by Darling National LLC (“Darling National”), Griffin, and its subsidiary, Craig Protein Division, Inc (“Craig Protein”).

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, Security Agreement and Guaranty Agreement, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Indenture and 8.5% Senior Notes Due 2018

On the Closing Date, Darling issued $250 million aggregate principal amount of its 8.5% Senior Notes due 2018 (the “Notes”) under an indenture, dated as of December 17, 2010 (the “Original Indenture”), among Darling, Darling National, and U.S. Bank National Association, as trustee (the “Trustee”). After the Merger (as defined below), Griffin and its subsidiary, Craig Protein (collectively with Griffin and Darling National, the “Guarantors”), entered into a supplemental indenture with the Trustee (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), to provide for the guarantee of the Notes by Griffin and its subsidiary. The Notes were sold pursuant to a purchase agreement dated December 3, 2010 among the Company, the guarantors named therein and the initial purchasers named therein (the “Initial Purchasers”), at an issue price of 100.0%. Darling used the net proceeds from the sale of the Notes to finance in part the cash portion of the purchase price to be paid in connection with Darling’s previously announced acquisition of Griffin.

The Notes will mature on December 15, 2018. Darling will pay interest on the Notes on June 15 and December 15 of each year, commencing on June 15, 2011. Interest on the Notes will accrue at a rate of 8.5% per annum and be payable in cash.

Guarantees. The Notes are guaranteed on an unsecured senior basis by Darling’s existing restricted subsidiaries, including Griffin and all of its subsidiaries, other than Darling’s foreign subsidiaries, its captive insurance subsidiary and any inactive subsidiary with nominal assets.

Ranking. The Notes rank equally in right of payment to any existing and future senior debt of Darling. The Notes will be effectively junior to existing and future secured debt of Darling and the guarantors, including debt under the Credit Agreement, to the extent of the value of the assets securing such debt. The Notes will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of the subsidiaries of Darling that do not guarantee the Notes.

The guarantees by the Guarantors (the “Guarantees”) rank equally in right of payment to any existing and future senior Indebtedness of the guarantors. The Guarantees will be effectively junior to existing and future secured debt of the Guarantors including debt under the Credit Agreement, to the extent of the value of the assets securing such debt. The Guarantees will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of the subsidiaries of each Guarantor that do not guarantee the Notes.

Offer to Purchase; Open Market Purchases. Darling is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, Darling may be required to offer to purchase Notes as described under “Change of Control” and “Asset Sale Proceeds” below. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption. Darling may redeem some or all of the Notes at any time prior to December 15, 2014, at a redemption price equal to 100% of the principal amount of the Notes redeemed,

plus accrued and unpaid interest to the redemption date and an Applicable Premium (as defined below) as of the date of redemption, subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date.  The “Applicable Premium” means, with respect to any Note on any redemption date, the greater of: (a) 1.0% of the principal amount of such Note; and (b) the excess, if any, of (i) the present value at such redemption date of (A) the redemption price of such Note at December 15, 2014 (such redemption price being set forth in the table below), plus (B) all required interest payments due on such Note through December 15, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the applicable treasury rate as of such redemption date plus 50 basis points; over (ii) the principal amount of such Note.

On and after December 15, 2014, Darling may redeem all or, from time to time, a part of the Notes (including any additional Notes) upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2014	104.250%
2015	102.125%
2016 and thereafter	100.000%

In addition, until December 15, 2013, Darling may, at its option, redeem up to 35% of the original principal amount of the Notes and any issuance of additional Notes with the net cash proceeds of one or more equity offerings at a redemption price equal to 108.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date; provided that at least 65% of the original principal amount of the Notes and any issuance of additional Notes remains outstanding immediately after each such redemption; provided further that the redemption occurs within 90 days after the closing of such equity offering.

Change of Control. If a Change of Control (as defined in the Indenture) occurs, unless Darling has exercised its right to redeem all the Notes as described above under “Optional Redemption,” each holder will have the right to require Darling to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Asset Sale Proceeds. If Darling or its subsidiaries engage in certain Asset Dispositions (as defined in the Indenture), Darling generally must, within specific periods of time, either prepay, repay or repurchase certain of its or its Restricted Subsidiaries’ indebtedness or make an offer to purchase a principal amount of the Notes and certain other debt equal to the excess net cash proceeds, or invest the net cash proceeds from such sales in additional assets. The purchase price of the Notes will be 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants. The Indenture contains covenants limiting Darling’s ability and the ability of its restricted subsidiaries to, among other things:

●	incur additional indebtedness or issue preferred stock;

●	pay dividends on or make other distributions or repurchase of Darling’s capital stock or make other restricted payments;

●	create restrictions on the payment of dividends or other amounts from Darling’s restricted subsidiaries to Darling or Darling’s other restricted subsidiaries;

●	make loans or investments;

●	enter into certain transactions with affiliates;

●	create liens;

●	designate Darling’s subsidiaries as unrestricted subsidiaries; and

●	sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of Darling’s assets.

Registration Rights. Holders of the Notes have the benefit of registration rights, as described below.

Events of Default. The Indenture also provides for customary events of default, including, without limitation, payment defaults, covenant defaults, cross acceleration defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency and judgment defaults in excess of specified amounts. If any such event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in principal amount of the total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Original Indenture attached hereto as Exhibit 4.1 and the Supplemental Indenture attached hereto as Exhibit 4.2.

Notes Registration Rights Agreement

In connection with the issuance of the Notes, on the Closing Date, Darling and the Guarantors entered into a registration rights agreement (the “Notes Registration Rights Agreement”) with the representative of the Initial Purchasers. Darling and the Guarantors have agreed to consummate a registered exchange offer for the Notes within 270 days after the date of the Merger. Darling and the Guarantors have agreed to file and keep effective for a certain time period a shelf registration statement for the resale of the Notes if an exchange offer cannot be effected and under certain other circumstances. Darling will be required to pay additional interest on the Notes if it fails to timely comply with its obligations under the Notes Registration Rights Agreement until such time as it complies.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Notes Registration Rights Agreement attached hereto as Exhibit 10.4.

Rollover Registration Rights Agreement

On the Closing Date, Darling entered into a Registration Rights Agreement (the “Rollover Registration Rights Agreement”) with certain former shareholders of Griffin who received shares of common stock, par value $0.01 per share, of Darling (the “Darling Common Stock”) pursuant to the Rollover Agreement (the “Rollover Shareholders”) (as described in Item 3.02 of this Current Report). The Rollover Registration Rights Agreement allows the Rollover Shareholders that hold a majority of the Darling Common Stock issued pursuant to the Rollover Agreement, at any time after August 14, 2011, to request up to three times that Darling register such Rollover Shareholders’ Darling Common Stock under the Securities Act of 1933, as amended (the “Securities Act”). The Rollover Registration Rights Agreement also provides the Rollover Shareholders with customary piggyback rights and permits the Rollover Shareholders to participate in any underwriter over-allotment option associated with an underwritten offering.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Rollover Registration Rights Agreement attached hereto as Exhibit 10.5.

Lease Agreements

On the Closing Date, Griffin, as lessee, entered into lease agreements (the “Ground Leases”) with Martom Properties, LLC (“Martom”), an entity owned by certain former shareholders of Griffin, as lessor, with respect to properties located in each of Butler, Kentucky and Henderson, Kentucky. Both properties are used by Griffin as bakery by-products processing plants. One of the owners of Martom is Martin W. Griffin who was appointed Executive Vice President, Chief Operations Officer of Griffin on the Closing Date. The lease term for the Butler property is thirty years, and Griffin has the right to renew such lease for two additional terms of ten years. The annual rental payment for the Butler property will be $30,000 for the first five years of the lease term and increased by the increase in the consumer price index every five years thereafter. The lease term for the Henderson property will be ten years, and Griffin will have the right to renew such lease for four additional terms of five years each. The annual rental payment for the Henderson property will be $60,000 for the first five years of the lease term and increased by the increase in the consumer price index every five years thereafter. Under the terms of each lease, Griffin has a right of first offer and right of first refusal for each of the properties. Darling believes that the lease terms for each of the Butler and Henderson properties approximate fair market value in areas where such properties are located.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Ground Leases for the Butler and Henderson properties, attached hereto as Exhibits 10.6 and 10.7, respectively.

Item 1.02.                      Termination of a Material Definitive Agreement.

On December 17, 2010, in connection with the Company’s entry into the Senior Secured Facilities discussed in Item 1.01 of this Current Report, the Company terminated that certain Credit Agreement, dated as of April 7, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the lending institutions party thereo and the other agents party thereto.

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On the Closing Date, Darling issued a press release announcing the completion of its acquisition of Griffin pursuant to the Agreement and Plan of Merger, dated as of November 9, 2009 (the “Merger Agreement”), by and among Darling, DG Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), Griffin and Robert A. Griffin, as the Shareholders’ Representative. Merger Sub was merged with and into Griffin (the “Merger”), and Griffin survived the Merger as a wholly-owned subsidiary of Darling.

Darling paid Griffin’s shareholders an aggregate purchase price of approximately $840 million (the “Transaction Consideration”), of which $740 million was paid in cash (the “Cash Consideration”). The Cash Consideration was funded through borrowings under the Credit Agreement, the sale of the Notes as discussed in Item 1.01 of this Current Report, and cash on hand. The remaining approximately $100 million of Transaction Consideration was paid in Darling Common Stock (valued at the volume weighted average price during the 20 business days immediately prior to the signing date of the Merger Agreement), pursuant to the terms and conditions of the Rollover Agreement (as described in Item 3.02 of this Current Report).  The purchase price is subject to a potential working capital and other adjustments.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement referenced herein as Exhibit 2.1.

A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.1.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report under the heading “Credit Agreement” and “Indenture and 8.5% Senior Notes Due 2018” is hereby incorporated by reference into this Item 2.03.

Item 3.02.                      Unregistered Sales of Equity Securities.

As discussed in Darling’s Current Report on Form 8-K filed on November 9, 2010, On the Closing Date, in connection with the closing of the Merger described in Item 2.01 of this Current Report, Darling issued 9,998,017 shares of Darling Common Stock to the Rollover Shareholders on the terms set forth in the Rollover Agreement, dated as of November 9, 2010, by and among Darling, the Rollover Shareholders and Robert A. Griffin, as the Investors’ Representative (the “Rollover Agreement”). The shares of Darling Common Stock issued to the Rollover Shareholders represent approximately $100.0 million of the Transaction Consideration. The shares of Darling Common Stock  (valued at the volume weighted average price during the 20 business days immediately prior to the signing date of the Merger Agreement) issued to the Rollover Shareholders have not been registered under the Securities Act or any state securities laws. Darling is relying upon the exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Each Rollover Shareholder has represented that it is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and that it acquired the Darling Common Stock for its own account and not with a view to or for sale in connection with any distribution thereof.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Rollover Agreement referenced herein as Exhibit 10.8.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Officers

As of the Closing Date and in connection with the Merger, (a) Robert A. Griffin was appointed President of Griffin, pursuant to that certain Employment Agreement, dated as of December 17, 2010 (the “R. Griffin Employment Agreement”), by and among Darling, Griffin and Robert A. Griffin and (b) Martin W. Griffin was appointed Executive Vice President, Chief Operations Officer of Griffin pursuant to that certain Employment Agreement, dated as of December 17, 2010 (the “M. Griffin Employment Agreement” and together with the R. Griffin Employment Agreement, the “Employment Agreements”), by and among Darling, Griffin and Martin W. Griffin.  Robert A. Griffin and Martin W. Griffin are collectively referred to herein as the “New Officers.”

Prior to the Closing Date, Robert A. Griffin (age 58) served as President and Chief Executive Officer of Griffin since 2006 and Martin W. Griffin (age 51) served as Chief Operations Officer of Griffin since 2006. As discussed in Item 2.01 of this Current Report, Griffin became a wholly-owned subsidiary of Darling as of the Closing Date. The New Officers are brothers and former shareholders of Griffin. The New Officers also received shares of Darling Common Stock pursuant to the Rollover Agreement, as discussed in Item 3.02 of this Current Report.

Pursuant to the Employment Agreements, the New Officers’ employment commenced on the Closing Date and will continue until December 17, 2013, subject to termination as provided in the Employment Agreements. During the term of the Employment Agreements, the base salary of each of the New Officers will be the same as such offier’s base salary at Griffin immediately prior to the Closing Date, subject to annual increases at the discretion of the Compensation Committee of the Board. The Employment Agreements also provide that each New Officer will receive a two to four week bonus for fiscal year 2011 and will participate in Darling’s 2004 Omnibus Incentive Plan for the remainder of such New Officer’s employment, as more fully described in the Employment Agreements. The Employment Agreements also provide for the New Officers to receive certain benefits, including, without limitation, participation in health and welfare and 401(k) plans, reimbursement for motor vehicle and travel expenses, vacation, eligibility to participate in Darling’s long term incentive program and participation in Darling’s salary continuation program for sickness and disabilities, as more fully described in the Employment Agreements.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the R. Griffin Employment Agreement and M. Griffin Employment Agreement, attached hereto as Exhibits 10.9 and 10.10, respectively.

Item 8.01.                      Other Events.

This Current Report, including Exhibit 99.1, includes “forward-looking” statements regarding the business operations of Darling and the industry in which it operates. These statements are identified by words such as “may,” “will,” “begin,” “look forward,” “expect,” “believe,” “intend,” “anticipate,” “should,” “could,” “estimate,” “continue,”, “momentum” and other words referring to events to occur in the future. These statements reflect Darling’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including the continuing turmoil existing in world financial, credit, commodities and stock markets, a decline in consumer confidence and discretionary spending, the general performance of the United States economy and global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, each of which could cause actual results to differ materially from those projected in such forward-looking statements. Other risks and uncertainties regarding Darling, its business and the industry in which it operates are referenced in Darling’s filings with the Securities and Exchange Commission. Darling is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

1.
The audited consolidated balance sheets of Griffin as of December 31, 2009 and December 31, 2008, and the consolidated statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, and the notes related thereto, are filed as Exhibit 99.2 to this Current Report and are incorporated herein by reference.

2.
The consolidated balance sheets of Griffin as of September 30, 2010 (unaudited) and December 31, 2009 (audited), and the unaudited consolidated statements of operations and cash flows for the nine months ended September 30, 2010 and September 30, 2009, and the notes related thereto, are filed as Exhibit 99.3 to this Current Report and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of Darling and Griffin as of October 2, 2010, and the unaudited pro forma condensed combined statements of operations of Darling and Griffin for the fiscal year ended January 2, 2010, and for the nine months ended October 2, 2010 and October 3, 2009, and the notes related thereto, are filed as Exhibit 99.4 to this Current Report and are incorporated herein by reference.

(d)           Exhibits.

2.1
Agreement and Plan of Merger, dated as of November 9, 2010, by and among Darling International Inc., DG Acquisition Corp., Griffin Industries, Inc. and Robert A. Griffin, in his capacity as the Shareholders’ Representative.(1)

4.1	Indenture, dated as of December 17, 2010, by and among Darling International Inc., Darling National LLC, and U.S. Bank National Association, as trustee.(3)

4.2	Supplemental Indenture, dated as of December 17, 2010, by and among Griffin Industries, Inc., Craig Protein Division, Inc. and U.S. Bank National Association, as trustee.(3)

10.1
Credit Agreement, dated as of December 17, 2010, by and among, Darling International Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of Montreal, as Syndication Agent, and PNC Bank, N.A. and Goldman Sachs Bank USA, as Documentation Agents.(3)

10.2
Security Agreement, dated as of December 17, 2010, by and among Darling International Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.(3)

10.3	Guaranty Agreement, dated as of December 17, 2010, by Griffin Industries, Inc., Darling National LLC and Craig Protein Division, Inc.(3)

10.4
Registration Rights Agreement, dated as of December 17, 2010, by and among Darling International Inc., the guarantors listed in Schedule 1 thereto, and J.P. Morgan Securities LLC,, as representative of the several initial purchasers named therein.(3)

10.5	Registration Rights Agreement, dated as of December 17, 2010, by and among Darling International Inc. and each of the stockholders named therein.(3)

10.6	Ground Lease, dated as of December 17, 2010, by and between Martom Properties, LLC and Griffin Industries, Inc. (Butler, Kentucky).(3)

10.7	Ground Lease, dated as of December 17, 2010, by and between Martom Properties, LLC and Griffin Industries, Inc. (Henderson, Kentucky).(3)

10.8	Rollover Agreement, dated as of November 9, 2010, by and among Darling International Inc., certain investors named therein and Robert A. Griffin, in his capacity as the Investors’ Representative.(1)

10.9	Employment Agreement, dated as of December 17, 2010, by and among Darling International Inc., Griffin Industries, Inc. and Robert A. Griffin.(3)

10.10	Employment Agreement, dated as of December 17, 2010, by and among Darling International Inc., Griffin Industries, Inc. and Martin W. Griffin.(3)

99.1	Press Release dated December 17, 2010.(3)

99.2
The audited consolidated balance sheets of Griffin as of December 31, 2009 and December 31, 2008, and the consolidated statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, and the notes related thereto.(2)

99.3
The consolidated balance sheets of Griffin as of September 30, 2010 (unaudited) and December 31, 2009, and the unaudited consolidated statements of operations and cash flows for the nine months ended September 30, 2010 and September 30, 2009, and the notes related thereto.(2)

99.4
The unaudited pro forma condensed combined balance sheet of Darling and Griffin as of October 2, 2010, and the unaudited pro forma condensed combined statements of operations of Darling and Griffin for the fiscal year ended January 2, 2010, and for the nine months ended October 2, 2010 and October 3, 2009, and the notes related thereto.(3)

(1)	Incorporated by reference to the Form 8-K of Darling filed on November 9, 2010.

(2)	Incorporated by reference to the Form 8-K of Darling filed on November 29, 2010.

(3)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: December 20, 2010	By:	/s/ John F. Sterling
		Name:	John F. Sterling
		Title:	Executive Vice President and General Counsel

EXHIBIT LIST

2.1
Agreement and Plan of Merger, dated as of November 9, 2010, by and among Darling International Inc., DG Acquisition Corp., Griffin Industries, Inc. and Robert A. Griffin, in his capacity as the Shareholders’ Representative.(1)

4.1	Indenture, dated as of December 17, 2010, by and among Darling International Inc., Darling National LLC, and U.S. Bank National Association, as trustee.(3)

4.2	Supplemental Indenture, dated as of December 17, 2010, by and among Griffin Industries, Inc., Craig Protein Division, Inc. and U.S. Bank National Association, as trustee.(3)

10.1
Credit Agreement, dated as of December 17, 2010, by and among, Darling International Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of Montreal, as Syndication Agent, and PNC Bank, N.A. and Goldman Sachs Bank USA, as Documentation Agents.(3)

10.2
Security Agreement, dated as of December 17, 2010, by and among Darling International Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.(3)

10.3	Guaranty Agreement, dated as of December 17, 2010, by Griffin Industries, Inc., Darling National LLC and Craig Protein Division, Inc.(3)

10.4
Registration Rights Agreement, dated as of December 17, 2010, by and among Darling International Inc., the guarantors listed in Schedule 1 thereto, and J.P. Morgan Securities LLC,, as representative of the several initial purchasers named therein.(3)

10.5	Registration Rights Agreement, dated as of December 17, 2010, by and among Darling International Inc. and each of the stockholders named therein.(3)

10.6	Ground Lease, dated as of December 17, 2010, by and between Martom Properties, LLC and Griffin Industries, Inc. (Butler, Kentucky).(3)

10.7	Ground Lease, dated as of December 17, 2010, by and between Martom Properties, LLC and Griffin Industries, Inc. (Henderson, Kentucky).(3)

10.8	Rollover Agreement, dated as of November 9, 2010, by and among Darling International Inc., certain investors named therein and Robert A. Griffin, in his capacity as the Investors’ Representative.(1)

10.9	Employment Agreement, dated as of December 17, 2010, by and among Darling International Inc., Griffin Industries, Inc. and Robert A. Griffin.(3)

10.10	Employment Agreement, dated as of December 17, 2010, by and among Darling International Inc., Griffin Industries, Inc. and Martin W. Griffin.(3)

99.1	Press Release dated December 17, 2010.(3)

99.2
The audited consolidated balance sheets of Griffin as of December 31, 2009 and December 31, 2008, and the consolidated statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, and the notes related thereto.(2)

99.3
The consolidated balance sheets of Griffin as of September 30, 2010 (unaudited) and December 31, 2009, and the unaudited consolidated statements of operations and cash flows for the nine months ended September 30, 2010 and September 30, 2009, and the notes related thereto.(2)

99.4
The unaudited pro forma condensed combined balance sheet of Darling and Griffin as of October 2, 2010, and the unaudited pro forma condensed combined statements of operations of Darling and Griffin for the fiscal year ended January 2, 2010, and for the nine months ended October 2, 2010 and October 3, 2009, and the notes related thereto.(3)

(1)	Incorporated by reference to the Form 8-K of Darling filed on November 9, 2010.

(2)	Incorporated by reference to the Form 8-K of Darling filed on November 29, 2010.

(3)	Filed herewith.